Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 14, 2013, GenCorp Inc. (the “Company”) filed a Current Report on Form 8-K reporting the completion of the acquisition of substantially all of Pratt & Whitney Rocketdyne (“Rocketdyne”) from United Technologies Corporation (“UTC”).

In July 2012, the Company signed a stock and asset purchase agreement (the “Original Purchase Agreement”) with UTC to acquire Rocketdyne from UTC for $550.0 million (the “Acquisition”). On June 10, 2013, the Federal Trade Commission (“FTC”) announced that it closed its investigation into the Acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. On June 12, 2013, the Company entered into an amended and restated stock and asset purchase agreement, (the “Amended and Restated Purchase Agreement”) with UTC, which amended and restated the Original Purchase Agreement, as amended. On June 14, 2013, the Company completed the acquisition of substantially all of Rocketdyne pursuant to the Amended and Restated Purchase Agreement.

The aggregate consideration to UTC was $411.2 million, paid in cash, which represents the initial purchase price of $550.0 million reduced by $55.0 million relating to the expected future acquisition of UTC’s 50% ownership interest of RD Amross, LLC (“RD Amross”), (a joint venture with NPO Energomash of Khimki, Russia which sells RD-180 engines to RD Amross), and the portion of the UTC business that markets and supports the sale of RD-180 engines. The acquisition of UTC’s 50% ownership interest of RD Amross and UTC’s related business is expected to close following receipt of the Russian governmental regulatory approvals.

The Acquisition was funded by the issuance of debt and cash on-hand (see Note 2).

The unaudited pro forma condensed combined financial statements presented are derived from the historical financial statements of the Company and Rocketdyne adjusted to reflect the Acquisition which includes the expected future acquisition of RD Amross and the portion of the UTC business that markets and supports the sale of RD-180 engines.

The unaudited pro forma condensed combined financial statements presented as of and for the six months ended May 31, 2013, and for the fiscal year ended November 30, 2012, include historical consolidated financial information of the Company that has been derived from its historical consolidated financial statements as of and for the six months ended May 31, 2013, and for the fiscal year ended November 30, 2012, and Rocketdyne’s consolidated financial information has been derived from its historical consolidated financial statements as of and for the six months ended March 31, 2013, and for its fiscal year ended December 31, 2012.

The unaudited pro forma condensed combined statement of operations for the six months ended May 31, 2013, and for the year ended November 30, 2012, gives effect to the Acquisition as if it had occurred on December 1, 2011, the first day of the Company’s prior fiscal year. The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred on May 31, 2013.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting under accounting principles generally accepted in the United States of America (“GAAP”).

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the transaction; (ii) factually supportable; and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results.

The pro forma adjustments have been developed based on assumptions and estimates, including assumptions relating to the consideration to be paid and the allocation of the purchase price to the assets acquired and liabilities assumed from Rocketdyne based on preliminary estimates of fair value. The final purchase price and the purchase price allocation will differ from that reflected in the unaudited pro forma condensed combined financial statements after final valuation procedures are performed and amounts are finalized. These differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined future results of operations and financial position.

The unaudited pro forma condensed combined financial statements do not reflect any cost savings from operating efficiencies, synergies or other restructurings that could result from the Acquisition.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual combined results of operations or the combined financial position of the Company would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of future combined results of operations or financial position.

GenCorp Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended May 31, 2013

	GenCorp Six months ended May 31, 2013	Rocketdyne Six months ended March 31, 2013	Reclassifications for Consistent Presentation(1)	Pro Forma Adjustments(2)		Pro Forma Combined

(In millions, except per share amounts)
Net sales	$530.3	$383.0	$—	$(21.9	) (A)	$891.4
Operating costs and expenses:
Cost of sales (exclusive of items shown separately below)	471.9	296.0	22.7	(23.0	) (B)	767.6
Selling, general and administrative	25.8	37.0	(17.9)	—		44.9
Depreciation and amortization	11.4	—	7.0	8.0	(C)	26.4
Research and development	—	12.0	(12.0)	—		—
Other expense (income), net	16.4	(11.0)	7.9	(12.0	) (D)	1.3

Total operating costs and expenses	525.5	334.0	7.7	(27.0)		840.2
Operating income (loss)	4.8	49.0	(7.7)	5.1		51.2
Non-operating (income) and expense:
Interest expense	23.8	—	—	0.9	(E)	24.7
Interest income	(0.2)	—	—	—		(0.2)
Equity income in RD Amross joint venture (3)	—	—	(7.7)	—		(7.7)

Total non-operating expenses, net	23.6	—	(7.7)	0.9		16.8
(Loss) income from continuing operations before income taxes	(18.8)	49.0	—	4.2		34.4
Income tax provision	7.0	20.0	—	(6.8	) (F)	20.2

(Loss) Income from continuing operations	$(25.8)	$29.0	$—	$11.0		$14.2

(Loss) Income Per Share of Common Stock (4)
Basic:
(Loss) income per share from continuing operations	$(0.43)					$0.24

Diluted:
(Loss) income per share from continuing operations	$(0.43)					$0.22

Weighted average shares of common stock outstanding	59.4					59.4

Weighted average shares of common stock outstanding, assuming dilution	59.4					81.8

(1)	See Note 1—Basis of Unaudited Pro Forma Presentation for explanation of reclassifications.
(2)	See Note 3—Unaudited Pro Forma Adjustments for explanation of adjustments.
(3)	See Note 4—Equity Method Investment.
(4)	See Note 5—Pro Forma Income Per Share of Common Stock.

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

GenCorp Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Fiscal Year Ended November 30, 2012

	GenCorp Year ended November 30, 2012	Rocketdyne Year ended December 31, 2012	Reclassifications for Consistent Presentation(1)	Pro Forma Adjustments(2)		Pro Forma Combined

(In millions, except per share amounts)
Net sales	$994.9	$778.0	$—	$(70.8	) (A)	$1,702.1
Operating costs and expenses:
Cost of sales (exclusive of items shown separately below)	869.6	627.0	19.2	(64.8	) (B)	1,451.0
Selling, general and administrative	41.9	68.0	(29.5)	—		80.4
Depreciation and amortization	22.3	—	14.0	16.0	(C)	52.3
Research and development	—	31.0	(31.0)	—		—
Other expense (income), net	26.2	(10.0)	35.3	(38.9	) (D)	12.6

Total operating costs and expenses	960.0	716.0	8.0	(87.7)		1,596.3
Operating income (loss)	34.9	62.0	(8.0)	16.9		105.8
Non-operating (income) and expense:
Interest expense	22.3	—	—	31.6	(E)	53.9
Interest income	(0.6)	—	—	—		(0.6)
Equity income in RD Amross joint venture (3)	—	—	(8.0)	—		(8.0)

Total non-operating expenses, net	21.7	—	(8.0)	31.6		45.3
Income (loss) from continuing operations before income taxes	13.2	62.0	—	(14.7)		60.5
Income tax provision	18.9	25.0	—	(17.5	) (F)	26.4

(Loss) Income from continuing operations	$(5.7)	$37.0	$—	$2.8		$34.1

(Loss) Income Per Share of Common Stock (4)
Basic:
(Loss) income per share from continuing operations	$(0.09)					$0.57

Diluted:
(Loss) income per share from continuing operations	$(0.09)					$0.51

Weighted average shares of common stock outstanding	59.0					59.0

Weighted average shares of common stock outstanding, assuming dilution	59.0					81.2

(1)	See Note 1—Basis of Unaudited Pro Forma Presentation for explanation of reclassifications.
(2)	See Note 3—Unaudited Pro Forma Adjustments for explanation of adjustments.
(3)	See Note 4—Equity Method Investment.
(4)	See Note 5—Pro Forma Income Per Share of Common Stock.

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

GenCorp Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of May 31, 2013

(In millions)	GenCorp May 31, 2013	Rocketdyne March 31, 2013	Pro Forma Adjustments(1)		Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$134.6	$—	$(20.4	) (G)	$114.2
Restricted cash	10.0		(10.0	) (G)	—
Accounts receivable	142.0	81.0	2.5	(H)	225.5
Inventories	59.2	10.0	(1.5	) (I)	67.7
Recoverable from the U.S. government and other third parties for environmental remediation costs	28.3	—	—		28.3
Current assets of discontinued operations	—	5.0	(5.0	) (J)	—
Deferred tax asset	—	—	2.8	(K)	2.8
Other receivables, prepaid expenses and other	9.2	4.0	(0.4	) (H)	12.8
Income taxes	2.4	31.0	(27.5	) (K)	5.9

Total Current Assets	385.7	131.0	(59.5)		457.2
Noncurrent Assets
Restricted cash	460.0	—	(460.0	) (G)	—
Property, plant and equipment, net	155.9	164.0	22.3	(L)	342.2
Real estate held for entitlement and leasing	71.8	—	—		71.8
Recoverable from the U.S. government and other third parties for environmental remediation costs	167.2	—	—		167.2
Goodwill	94.9	314.0	(193.4	) (M)	215.5
Intangible assets	13.1	11.0	117.3	(N)	141.4
Deferred tax asset	—	—	267.6	(K)	267.6
Fixed assets held for sale	—	72.0	(72.0	) (O)	—
Equity method of investment	—	6.0	49.5	(P)	55.5
Noncurrent assets of discontinued operations	—	41.0	(41.0	) (J)	—
Other noncurrent assets, net	62.5	—	2.7	(Q)	65.2

Total Noncurrent Assets	1,025.4	608.0	(307.0)		1,326.4

Total Assets	$1,411.1	$739.0	$(366.5)		$1,783.6

LIABILITIES, REDEEMABLE COMMON STOCK, AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current Liabilities
Short-term borrowings and current portion of long-term debt	$2.8	$—	$—		$2.8
Accounts payable	73.4	18.0	0.5	(H)	91.9
Reserves for environmental remediation costs	41.6	—	—		41.6
Postretirement medical and life benefits	7.5	—	—		7.5
Advance payments on contracts	95.4	48.0	9.3	(H)	152.7
Current liabilities of discontinued operations	—	11.0	(11.0	) (J)	—
Deferred income taxes	10.5	—	(10.5	) (K)	—
Other current liabilities	126.6	35.0	(12.5	) (R)	149.1

Total Current Liabilities	357.8	112.0	(24.2)		445.6
Noncurrent Liabilities
Long-term debt	704.6	—	—		704.6
Reserves for environmental remediation costs	139.9	—	—		139.9
Pension benefits	439.1	—	—		439.1
Postretirement medical and life benefits	66.7	—	—		66.7
Liabilities of fixed assets held for sale	—	12.0	(12.0	) (O)	—
Noncurrent liabilities of discontinued operations	—	44.0	(44.0	) (J)	—
Other noncurrent liabilities	69.9	6.0	0.5	(S),(K)	76.4

Total Noncurrent Liabilities	1,420.2	62.0	(55.5)		1,426.7

Total Liabilities	1,778.0	174.0	(79.7)		1,872.3
Commitments and Contingencies
Redeemable common stock	2.7	—	—		2.7
Total shareholders’ (deficit) equity	(369.6)	565.0	(286.8	) (T)	(91.4)

Total Liabilities, Redeemable Common Stock and Shareholders’ (Deficit)	$1,411.1	$739.0	$(366.5)		$1,783.6

(1)	See Note 3—Unaudited Pro Forma Adjustments for explanation of adjustments.

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

GenCorp Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements presented are derived from the historical financial statements of the Company and Rocketdyne adjusted to reflect the Acquisition which includes the expected future acquisition of RD Amross and the portion of the UTC business that markets and supports the sale of RD-180 engines.

The unaudited pro forma condensed combined financial statements presented as of and for the six months ended May 31, 2013, and for the fiscal year ended November 30, 2012, include historical consolidated financial information of the Company that has been derived from its historical consolidated financial statements as of and for the six months ended May 31, 2013, and for the fiscal year ended November 30, 2012, and Rocketdyne’s consolidated financial information has been derived from its historical consolidated financial statements as of and for the six months ended March 31, 2013, and for its fiscal year ended December 31, 2012.

The unaudited pro forma condensed combined statement of operations for the six months ended May 31, 2013, and for the year ended November 30, 2012, gives effect to the Acquisition as if it had occurred on December 1, 2011, the first day of the Company’s prior fiscal year. The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred on May 31, 2013.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting under GAAP.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the Acquisition; (ii) factually supportable; and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results.

The pro forma adjustments have been developed based on assumptions and estimates, including assumptions relating to the consideration to be paid and the allocation of the purchase price to the assets acquired and liabilities assumed from Rocketdyne based on preliminary estimates of fair value. The final purchase price and the purchase price allocation will differ from that reflected in the unaudited pro forma condensed combined financial statements after final valuation procedures are performed and amounts are finalized. These differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined future results of operations and financial position.

The unaudited pro forma condensed combined financial statements do not reflect any cost savings from operating efficiencies, synergies or other restructurings that could result from the Acquisition.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual combined results of operations or the combined financial position of the Company would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of future combined results of operations or financial position.

Reclassifications for Consistent Presentation

Certain reclassifications have been made to the historical financial statements of Rocketdyne to conform to the Company’s presentation, including certain general and administrative expenses, research and development costs, depreciation and amortization, and restructuring costs. The following reclassifications have been made to cost of sales on the unaudited pro forma condensed combined statement of operations (in millions):

	Six months ended May 31, 2013	Year ended November 30, 2012
Reclassify certain general and administrative expenses(1)	$17.9	$29.5
Reclassify depreciation and amortization(2)	(7.0)	(14.0)
Reclassify research and development(3)	12.0	31.0
Reclassify Rocketdyne acquisition related cost(4)	(0.2)	(0.3)
Reclassify restructuring expense(5)	—	(27.0)

Net adjustment to cost of sales	$22.7	$19.2

(1)	The allocation of Rocketdyne’s corporate costs has been calculated to conform to the Company’s allocation method.
(2)	Depreciation and amortization has been reclassified as a separate line item for consistent presentation.
(3)	Research and development, presented as a separate line item in Rocketdyne’s historical financial statements, has been reclassified for consistent presentation.
(4)	Rocketdyne acquisition related expenses have been reclassified as an unusual item to conform to the Company’s presentation of such items.
(5)	Restructuring expense has been reclassified as an unusual item to conform to the Company’s presentation of such items.

Additionally, the equity income in the RD Amross joint venture was reclassified from other expense (income), net to a separate line item on the unaudited pro forma condensed combined statement of operations.

Accounting Policy Adjustments

The Company performed a review of Rocketdyne’s accounting policies to determine whether any adjustments were necessary to ensure comparability in the unaudited pro forma condensed combined financial statements. The following differences were identified and are reflected in Note 3 below.

Revenue Recognition

The Company considers the nature of the individual underlying contract and the type of products and services provided in determining the proper accounting for a particular contract. The Company typically accounts for its contracts using the percentage-of-completion method, and progress is measured on a cost-to-cost or units-of-delivery basis. Sales are recognized using various measures of progress depending on the contractual terms and scope of work of the contract.

Adjustments have been included in the unaudited pro forma condensed combined financial statements to appropriately recognize revenue of Rocketdyne under the Company’s revenue recognition policy. This primarily represents certain of Rocketdyne’s contracts recognized under a cost-to-cost basis revenue recognition policy being converted to units-of-delivery basis, which has resulted in adjustments as follows:

Unaudited Pro Forma Condensed Combined Statement of Operations (in millions):

	Six months ended May 31, 2013	Year ended November 30, 2012
Adjustment to net sales	$(2.2)	$(18.7)
Adjustment to cost of sales	(4.2)	(20.1)

Unaudited Pro Forma Condensed Combined Balance Sheet as of May 31, 2013 (in millions):

Adjustment to other current liabilities	$3.1

Property, Plant and Equipment, net

The Company computes depreciation principally by accelerated methods based on the following useful lives:

Buildings and improvements	9—40 years
Machinery and equipment	3—19 years

Rocketdyne computed depreciation expense for property, plant and equipment based on the straight-line method with asset lives differing from the Company’s. After conforming Rocketdyne’s property, plant and equipment depreciation policy to the Company’s, and based on the step-up to fair value, the following adjustments were made to the unaudited pro forma condensed combined statement of operations (in millions):

	Six months ended May 31, 2013	Year ended November 30, 2012
Adjustments to conform depreciation policy on step-up to fair value of property, plant and equipment	$(1.8)	$(3.6)

Conditional Asset Retirement Obligation

Certain of the Company’s costs are eligible for future recovery in the pricing of its products and services to the U.S. government and under existing third party agreements. At the time a liability is recorded for future costs, the Company records an asset for estimated future recoveries that are estimable and probable. Accordingly, the Company recorded an asset for Rocketdyne’s conditional asset retirement obligations amounting to $2.4 million.

The Company is not aware of any other accounting policy differences that would have a material impact on the unaudited pro forma condensed combined financial statements. As more information becomes available, the Company will perform a more detailed review of Rocketdyne’s accounting policies. As a result of that review, additional differences may be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.

Note 2. Preliminary Purchase Price and Purchase Price Allocation

On June 14, 2013, the Company completed the acquisition of substantially all of Rocketdyne. The aggregate consideration to UTC was $411.2 million, paid with cash on hand which was available due to the issuance of debt as discussed below. This represents the initial purchase price of $550.0 million reduced by $55.0 million relating to the expected future acquisition of RD Amross, and the portion of the UTC business that markets and supports the sale of RD-180 engines. The unaudited pro forma condensed combined financial statements presented are derived from the historical financial statements of the Company and Rocketdyne adjusted to reflect the Acquisition which includes the expected future acquisition of RD Amross and the portion of the UTC business that markets and supports the sale of RD-180 engines.

The preliminary purchase price allocation has been developed based on preliminary estimates of the fair value of the assets and liabilities of Rocketdyne. In addition, the allocation of the preliminary purchase price to acquired intangible assets is based on preliminary fair value estimates and is subject to final management analysis, with the assistance of third party valuation advisors.

The preliminary purchase price was allocated to identifiable tangible and intangible assets acquired and liabilities assumed, based on the Company’s estimates of fair value as of May 31, 2013. The excess of the preliminary purchase price over the net identifiable assets acquired is recorded as goodwill. Based upon a preliminary valuation and assuming the Acquisition had occurred on May 31, 2013, the preliminary purchase price for this acquisition would be allocated as follows (in millions):

Purchase Price	$550.0
Customer advances adjustment	(57.3)
Capital expenditures adjustment	(29.8)
Target net asset adjustment	3.3

Cash payment to UTC	466.2

Tangible assets acquired:
Current assets	95.6
Property, plant and equipment, net	186.3
Other non-current assets	57.9

Total tangible assets acquired	339.8
Intangible assets acquired	128.3
Liabilities assumed	(122.5)

Total identifiable net assets	345.6

Goodwill	$120.6

Long-term Debt

7.125% Second-Priority Senior Secured Notes

On January 28, 2013, the Company issued $460.0 million in aggregate principal amount of its 7.125% Second-Priority Senior Secured Notes due 2021 (the “7 1/8% Notes”). The 7 1/8% Notes were sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the U.S. in accordance with Regulation S under the Securities Act. The 7 1/8% Notes mature on March 15, 2021, subject to early redemption described below. The 7 1/8% Notes pay interest semi-annually in cash in arrears on March 15, and September 15, of each year, beginning on March 15, 2013.

The 7 1/8% Notes will be redeemable at the Company’s option, in whole or in part, at any time prior to March 15, 2016 at a price equal to 100% of the principal amount, plus any accrued and unpaid interest to the date of redemption, plus a “make-whole” premium. Thereafter, the Company may redeem the 7 1/8% Notes, at any time on or after March 15, 2016, at redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning March 15 of the years indicated below:

Year	Redemption Price
2016	105.344%
2017	103.563%
2018	101.781%
2019 and thereafter	100.000%

In addition, before March 15, 2016, the Company may redeem up to 35% of the original aggregate principal amount of the 7 1/8% Notes at a redemption price equal to 107.125% of the aggregate principal amount of the 7 1/8% Notes, plus accrued interest, with the proceeds from certain types of public equity offerings.

Note 3. Unaudited Pro Forma Adjustments

Unaudited Pro Forma Condensed Combined Statement of Operations

The following adjustments have been reflected in the unaudited pro forma condensed combined statement of operations for the six months ended May 31, 2013, and the year ended November 30, 2012.

(A) To record the adjustments to net sales as follows (in millions):

	Six months ended May 31, 2013	Year ended November 30, 2012
Conforming revenue recognition policy (see Note 1)	$(2.2)	$(18.7)
Reverse Rocketdyne’s sales recognized for the funding of restructuring activities pursuant to the cost principles for U.S. government contracts determined under Federal Acquisition Regulations (“FAR”) and Cost Accounting Standards (“CAS”)	(4.2)	(20.4)
Reverse Rocketdyne’s sales recognized for the funding of the defined benefit pension plan pursuant to the cost principles for U.S. government contracts determined under FAR and CAS not assumed as part of the Acquisition	(15.5)	(31.7)

Total	$(21.9)	$(70.8)

(B) To record the adjustments to cost of sales as follows (in millions):

	Six months ended May 31, 2013	Year ended November 30, 2012
Conforming revenue recognition policy (see Note 1)	$(4.2)	$(20.1)
Reverse Rocketdyne’s environmental benefit not assumed as part of the Acquisition	0.4	0.8
Fair value adjustment to leases assumed	—	0.1
Reverse Rocketdyne’s defined benefit pension expense for pension liabilities not assumed as part of the acquisition	(19.2)	(45.6)

Total	$(23.0)	$(64.8)

(C) To record the adjustments to depreciation and amortization as follows (in millions):

	Six months ended May 31, 2013	Year ended November 30, 2012
Adjustments to conform depreciation policy on step-up to fair value of property, plant and equipment (see Note 1)	$(1.8)	$(3.6)
Amortization expense on intangibles	9.8	19.6

Total	$8.0	$16.0

(D) To record the adjustments to other expense (income), net as follows (in millions):

	Six months ended May 31, 2013	Year ended November 30, 2012
Reverse acquisition expenses	$(12.0)	$(11.9)
Reverse restructuring expense not assumed as part of the Acquisition	—	(27.0)

Total	$(12.0)	$(38.9)

(E) To record the adjustments to interest expense related to the debt issued to finance the Acquisition as follows (in millions):

	Six months ended May 31, 2013	Year ended November 30, 2012
Reverse cost of committed financing arrangement	$(4.5)	$(2.5)
Interest expense (see Note 2)	5.4	34.1

Total	$0.9	$31.6

(F) To record the income tax provision (benefit) impact from the pro forma adjustments (A) through (E) above.

Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments have been reflected in the unaudited pro forma condensed combined balance sheet as of May 31, 2013:

(G) To record the net effect on cash and cash equivalents as follows (in millions):

Sources of cash to fund the Acquisition:
Cash and cash equivalents	$20.4
Restricted cash	470.0

Total	$490.4

Uses of cash to fund the Acquisition:
Cash payment to UTC	$466.2
Total transaction expenses	49.6
Less transaction expenses reflected in the Company’s May 31, 2013 balance sheet	(25.4)

Total	$490.4

(H) To record adjustments reflected in the estimated closing statement as follows (in millions):

Accounts receivable	$2.5
Other receivables, prepaid expenses and other	(0.4)
Accounts payable	0.5
Advance payments on contracts	9.3

(I) To record the adjustment to inventories reflected in the estimated closing statement.

(J) To record the removal of discontinued operations as this was excluded from the Acquisition.

(K) To record the adjustments to income taxes as follows (in millions):

Current deferred tax asset	$2.8
Income taxes	(27.5)
Noncurrent deferred tax asset	267.6
Reverse current deferred tax liability	(10.5)
Reverse noncurrent deferred tax liability	(3.5)

The Company determined that it is more likely than not that virtually all of the deferred tax assets will be realized after considering all positive and negative evidence after reflecting the Acquisition in the pro forma condensed combined financial statements. As a result, a valuation allowance of $283.4 million was released. Positive evidence included cumulative profitability and a forecast of future taxable income sufficient to realize a portion of such deferred tax assets prior to the expiration of certain net operating loss and credit carryforwards. The Company’s conclusion that it is more likely than not that a portion of such deferred tax assets will be realized is strongly influenced by the Company’s forecast of future taxable income. The Company believes its forecast of future taxable income is reasonable; however, it is inherently uncertain. Therefore, if the Company realizes materially less future taxable income than forecasted or has material unforeseen losses, then its ability to generate sufficient income necessary to realize a portion of the deferred tax assets may be reduced and an additional charge to increase the valuation allowance may be recorded.

(L) To record the adjustments to property, plant and equipment, net, to reflect estimated fair value.

(M) To record the adjustments to goodwill as follows (in millions):

Goodwill resulting from the Acquisition (see Note 2)	$120.6
Reverse goodwill recorded by Rocketdyne	(314.0)

Total	$(193.4)

(N) To record the adjustments to intangible assets as follows (in millions):

Fair value of intangibles	$128.3
Reverse intangibles of Rocketdyne	(11.0)

Total	$117.3

Intangible assets are amortized based on when they provide the Company economic benefit, or using the straight-line method, over their estimated useful life. The above intangible assets representing customer related intangibles and trade name intangibles will be amortized over two years and 40 years, respectively. Goodwill and intangibles are expected to be deductible for income tax purposes.

(O) To record the removal of fixed assets held for sale as this was excluded from the Acquisition.

(P) To record the adjustment to the equity method investment in RD Amross, LLC, a 50% held joint venture, to reflect its estimated fair value.

(Q) To record the adjustments to other noncurrent assets as follows (in millions):

Record asset for Rocketdyne’s conditional asset retirement obligations	$2.4
Debt issuance costs	0.3

Total	$2.7

(R) To record the adjustments to other current liabilities as follows (in millions):

Reflect payment of acquisition costs	$(15.2)
Adjustments reflected in estimated closing statement	5.5
Reverse Rocketdyne’s environmental liabilities not assumed as part of the Acquisition	(0.2)
Reverse Rocketdyne’s restructuring accrual not assumed as part of the Acquisition	(0.4)
Reverse Rocketdyne’s deferred compensation accrual not assumed as part of the Acquisition	(1.8)
Conforming revenue recognition policy (see Note 1)	3.1
Reverse Rocketdyne’s incentive compensation accrual not assumed as part of the Acquisition	(3.5)

Total	$(12.5)

(S) To record the adjustments to other noncurrent liabilities as follows (in millions):

Estimated fair value of the pension liability assumed associated with Rocketdyne’s bargaining unit employees	$5.7
Reverse Rocketdyne’s environmental liabilities not assumed as part of the Acquisition	(2.4)
Adjustments reflected in estimated closing statement	(0.1)
Fair value adjustment to leases assumed	0.8

Total	$4.0

(T) To record the adjustments to Shareholders’ (Deficit) as follows (in millions):

Eliminate Rocketdyne’s parent’s equity	$(565.0)
Impact of deferred taxes	283.4
Acquisition costs, net of income taxes	(5.2)

Total	$(286.8)

Note 4. Equity Method Investment

The unaudited pro forma condensed combined financial statements include the operations of the probable future acquisition of UTC’s 50% ownership interest of RD Amross and UTC’s related business. The investment in RD Amross was recorded at its estimated fair value of $55.5 million in the unaudited pro forma condensed combined balance sheet as of May 31, 2013. Equity method income for the six months ended May 31, 2013 and for the fiscal year ended November 30, 2012 in the unaudited pro forma condensed combined statement of operations was $7.7 million and $8.0 million, respectively.

Note 5. Pro Forma Income Per Share of Common Stock

A reconciliation of the numerator and denominator used to calculate basic and diluted income from continuing operations per share of common stock (“EPS”) is as follows (in millions, except per share amounts):

	Six months ended May 31, 2013	Year ended November 30, 2012
Numerator for Basic and Diluted EPS:
Income from continuing operations	$14.2	$34.1
Income allocated to participating securities	(0.3)	(0.6)

Income from continuing operations for basic earnings per share	13.9	33.5
Interest on 4 1/16% Convertible Subordinated Debentures (“4 1/16% Debentures”)	4.1	8.1

Income from continuing operations available to common shareholders, as adjusted for diluted earnings per share	$18.0	$41.6

Denominator:
Basic weighted average shares	59.4	59.0
Effect of:
4 1/16% Debentures	22.2	22.2
Employee stock options	0.2	—

Diluted weighted average shares	81.8	81.2

Basic EPS:
Income per share from continuing operations	$0.24	$0.57

Diluted EPS:
Income per share from continuing operations	$0.22	$0.51